                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 12, 2003 relating to the financial statements of National
Farmers Union Standard Insurance Company, a wholly-owned subsidiary of National
Farmers Union Property and Casualty Company, which appears in such Registration
Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 12, 2004